                                                                               .
                                                                               .
                                                                               .



                       [MERCANTILE BANK CORPORATION LOGO]

FOR FURTHER INFORMATION:


AT MERCANTILE BANK CORPORATION:                                  FOR MEDIA:
Gerald R. Johnson, Jr.           Charles Christmas               Linda Margolin
Chairman & CEO                   Chief Financial Officer         Margolin & Associates, Inc.
616-406-3700                     616-406-3750                    216-765-0953
gjohnson@mercbank.com            cchristmas@mercbank.com         lmm@margolinIR.com



                           MERCANTILE BANK CORPORATION
              ANNOUNCES 2003 NET INCOME OF $10.0 MILLION, UP 29.1%;
                       Fourth Quarter Net Increases 32.2%

WYOMING, MICH., January 7, 2004 -- Mercantile Bank Corporation (Nasdaq: MBWM), a rapidly growing community banking organization, reported record 2003 net income of $10.0 million, up 29.1 percent from the $7.8 million reported in the 2002 fiscal year. Diluted earnings per share were $1.69, an increase of 19.9 percent over the $1.41 reported for the prior fiscal year. Diluted earnings per share growth reflects the impact of a common stock offering completed on October 22, 2003, which increased average shares outstanding by 1.2 million, and largely contributed to the 7.6 percent increase in average diluted shares outstanding compared to 2002.

For the fourth quarter of 2003, net income was $3.0 million, an increase of 32.2 percent over the $2.3 million reported in the prior-year fourth quarter. Diluted earnings per share were $0.44, up 7.3 percent from the $0.41 reported in the fourth quarter of 2002. Diluted earnings per share growth again reflects the impact of the common stock offering completed in 2003, which increased fourth quarter average diluted shares outstanding by 25.6 percent.

Gerald R. Johnson, Jr., Chairman and CEO, commented, "We continue to sustain the combination of strong loan and deposit growth, exceptional asset quality and well-controlled operating costs that are the hallmarks of Mercantile's performance excellence. Our business model has proven itself with yet another record year, despite a West Michigan economy that has not yet regained significant momentum. Our loan portfolio grew over 34 percent this past year, driven largely by market share gains. Mercantile has become a lender of choice among small and mid-sized businesses seeking our combination of lending expertise and unparalleled service.

"We continue to invest in infrastructure to support our growing customer base. This past December, we broke ground on a 60,000 square foot corporate headquarters in downtown Grand Rapids, which is scheduled for completion in mid-2005. We also began construction on a 20,000 square foot full-service banking center in Holland, Michigan, which will replace our current retail mortgage loan production office by late fall of 2004. The City President in charge of our Holland expansion is already in place, and we are in the process of hiring branch, lending and support staff."

Total revenue, comprised of net interest income and non-interest income, totaled $35.7 million in 2003, an increase of 33.6 percent over the $26.7 million earned during 2002. Net interest income increased 32.4 percent to $31.3 million, reflecting a combination of 31.2 percent growth in average earning assets and a 3 basis point increase in the net interest margin to 3.22 percent for the year. Mr. Johnson noted, "The quality customers we attract continue to drive top-line growth. As the economy improves and our clients' businesses strengthen, we look forward to expanding the many new relationships with an additional layer of organic loan growth." Non-interest income net of securities gains was up 45.2 percent, benefiting from growth in deposit relationships, residential mortgage loan refinancings and the purchase of bank-owned life insurance in August of 2002.

Non-interest expense increased 41.4 percent to support Mercantile's growth; the majority of the dollar increase related to salaries and benefits from the 37.6 percent growth in FTE employees, including several experienced commercial lenders, during the course of the year. Occupancy and equipment expense increased as a result of the opening of the Holland loan production office and Knapp Street branch in May, 2003, as well as the Kentwood office in December of 2002. Mercantile's efficiency ratio was 50.7 percent for the year, up from 47.9 percent in 2002. Mr. Johnson noted that Mercantile's efficiency ratio is superior to its peer group average, and in light of Mercantile's continued investment in infrastructure over a relatively brief time-frame, he is quite pleased with the ratio at its current level. Longer-term, it is the Company's goal to drive the ratio below 50 percent.

Regarding Mercantile's asset quality, Mr. Johnson stated, "Our charge-off performance remains exceptional." Non-performing loans were equivalent to 0.17 percent of total loans at year-end 2003 compared to 0.10 at prior-year end. The level of loan and lease loss reserve was $14.4 million, or 1.39 percent of total loans and leases at December 31, 2003. The loan and lease loss provision increased 26.6 percent in 2003, to $3.8 million, mirroring growth in the loan portfolio. Net charge-offs for the year were 0.04 percent of average loans, compared to 0.09 percent for 2002.

Total assets were $1.2 billion at December 31, 2003, an increase of $281.0 million, or 30.5 percent from the prior year-end. Loans were up $264.4 million, or 34.3 percent, during the same time period, primarily funded by increases of $148.8 million in deposits and repurchase agreements, $75.0 million in advances from the Federal Home Loan Bank, and $42.8 million in net proceeds from the sale of common stock.

Shareholders' equity ended the year at $130.2 million, a twelve-month increase of $50.4 million, or 63.1 percent. Mercantile remains a "well-capitalized" institution; the total risk-based capital ratio at December 31, 2003 was 13.8 percent. At year-end, Mercantile had 6,805,914 million shares of common stock outstanding. Mr. Johnson concluded, "After six years of exceptional growth, Mercantile has a 9.1 percent share of this $9.2 billion deposit market; we still see outstanding growth opportunities ahead. The Mercantile team remains committed to its proven business strategy."



About the Company

Mercantile Bank Corporation is the bank holding company for Mercantile Bank of West Michigan. The Bank's primary service area is the Kent and Ottawa County area of West Michigan, which includes the City of Grand Rapids, the second-largest city in the State of Michigan. The Bank, through its main office and four full-service branches in greater Grand Rapids, provides a wide variety of commercial banking services primarily to businesses, individuals and governmental units. In addition, a retail mortgage loan production office is located in Holland, Michigan, a community located thirty miles southwest of Grand Rapids. Mercantile Bank Corporation's common stock is listed on the Nasdaq National Market under the symbol "MBWM."

Forward-Looking Statements

This news release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) that are based on current expectations that involve a number of risks and uncertainties. Actual results may differ materially from the results expressed in forward-looking statements. Factors that might cause such a difference include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking regulation; changes in tax laws; changes in prices, levies, and assessments; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; changes in the national and local economy; and other factors, including risk factors, referred to from time to time in filings made by Mercantile with the Securities and Exchange Commission. Mercantile undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

Mercantile Bank Corporation
Fourth Quarter 2003 Results

                           MERCANTILE BANK CORPORATION
                           CONSOLIDATED BALANCE SHEETS



                                                                   DECEMBER 31,             DECEMBER 31,            DECEMBER 31,
                                                                     2003                     2002                     2001
                                                                     -----                    -----                    ----
                                                                  (Unaudited)               (Audited)                (Audited)
ASSETS

   Cash and due from banks                                    $       16,309,000       $       23,404,000       $       14,467,000
   Short term investments                                                255,000                  213,000                  171,000
   Federal funds sold                                                          0                4,500,000                5,300,000
                                                                -----------------        -----------------        -----------------
      Total cash and cash equivalents                                 16,564,000               28,117,000               19,938,000

   Securities available for sale                                      71,421,000               59,614,000               52,054,000
   Securities held to maturity                                        45,112,000               36,493,000               25,979,000
   Federal Home Loan Bank stock                                        4,977,000                  786,000                  785,000

   Total loans and leases                                          1,035,963,000              771,554,000              587,248,000
   Allowance for loan and lease losses                               (14,379,000)             (10,890,000)              (8,494,000)
                                                                -----------------        -----------------        -----------------
      Total Loans and leases, net                                  1,021,584,000              760,664,000              578,754,000

   Premises and equipment, net                                        15,305,000               12,174,000                9,557,000
   Bank owned life insurance policies                                 16,441,000               14,876,000                3,991,000
   Accrued interest receivable                                         4,098,000                3,336,000                2,811,000
   Other assets                                                        7,330,000                5,795,000                4,813,000
                                                                -----------------        -----------------        -----------------

      Total assets                                            $    1,202,832,000       $      921,855,000       $      698,682,000
                                                                =================        =================        =================


LIABILITIES AND SHAREHOLDERS' EQUITY
   Deposits:
      Noninterest-bearing                                     $       76,579,000       $       62,405,000       $       43,162,000
      Interest-bearing                                               826,313,000              691,708,000              525,915,000
                                                                -----------------        -----------------        -----------------
         Total deposits                                              902,892,000              754,113,000              569,077,000

   Securities sold under agreement to repurchase                      49,545,000               50,335,000               36,485,000
   Federal funds purchased                                             6,000,000                        0                        0
   Federal Home Loan Bank advances                                    90,000,000               15,000,000                        0
   Other borrowed money                                                1,114,000                  576,000                  239,000
   Accrued expenses and other liabilities                              7,080,000                5,997,000                5,418,000
   Subordinated debentures                                            16,000,000               16,000,000               16,000,000
                                                                -----------------        -----------------        -----------------
         Total liabilities                                         1,072,631,000              842,021,000              627,219,000

SHAREHOLDERS' EQUITY
   Common stock                                                      118,560,000               75,530,000               69,406,000
   Retained earnings                                                  11,421,000                3,250,000                1,649,000
   Accumulated other comprehensive income                                220,000                1,054,000                  408,000
                                                                -----------------        -----------------        -----------------
      Total shareholders' equity                                     130,201,000               79,834,000               71,463,000

      Total liabilities and shareholders' equity              $    1,202,832,000       $      921,855,000       $      698,682,000
                                                                =================        =================        =================

Mercantile Bank Corporation
Fourth Quarter 2003 Results

                           MERCANTILE BANK CORPORATION
                         CONSOLIDATED REPORTS OF INCOME

                                                THREE MONTHS ENDED   THREE MONTHS ENDED   TWELVE MONTHS ENDED   TWELVE MONTHS ENDED
                                                   December 31,         December 31,          December 31,          December 31,
                                                       2003                 2002                 2003                  2002
                                                    ------------        ------------           ------------         ------------
                                                   (Unaudited)           (Unaudited)          (Unaudited)          (Unaudited)
INTEREST INCOME
   Loans and leases, including fees                $13,355,000          $11,479,000           $49,700,000         $43,032,000
   Investment securities                             1,334,000            1,124,000             4,900,000           4,468,000
   Federal funds sold                                    7,000               32,000                57,000             130,000
   Short-term investments                                    0                    0                 1,000               2,000
                                                   -----------          -----------           -----------         -----------
      Total interest income                         14,696,000           12,635,000            54,658,000          47,632,000

INTEREST EXPENSE
   Deposits                                          4,754,000            5,382,000            20,107,000          21,468,000
   Short-term borrowings                               200,000              231,000               712,000             899,000
   Federal Home Loan Bank advances                     390,000               20,000               921,000              20,000
   Long-term borrowings                                403,000              399,000             1,607,000           1,591,000
                                                   -----------          -----------           -----------         -----------
      Total interest expense                         5,747,000            6,032,000            23,347,000          23,978,000
                                                   -----------          -----------           -----------         -----------

      Net interest income                            8,949,000            6,603,000            31,311,000          23,654,000

   Provision for loan and lease losses                 950,000              980,000             3,800,000           3,002,000
                                                   -----------          -----------           -----------         -----------

      Net interest income after provision
         for loan and lease losses                   7,999,000            5,623,000            27,511,000          20,652,000

NON INTEREST INCOME
   Service charges on accounts                         326,000              255,000             1,178,000             915,000
   Net gain on sales of securities                      50,000                    0               321,000             270,000
   Other income                                        714,000              749,000             2,862,000           1,868,000
                                                   -----------          -----------           -----------         -----------
      Total non interest income                      1,090,000            1,004,000             4,361,000           3,053,000

NON INTEREST EXPENSE
   Salaries and benefits                             3,086,000            2,123,000            11,371,000           7,771,000
   Occupancy                                           354,000              273,000             1,386,000           1,069,000
   Furniture and equipment                             271,000              204,000             1,009,000             749,000
   Other expense                                     1,206,000              864,000             4,305,000           3,192,000
                                                   -----------          -----------           -----------         -----------
      Total non interest expense                     4,917,000            3,464,000            18,071,000          12,781,000
                                                   -----------          -----------           -----------         -----------

      Income before federal income tax               4,172,000            3,163,000            13,801,000          10,924,000

   Federal income tax expense                        1,157,000              882,000             3,785,000           3,167,000
                                                   -----------          -----------           -----------         -----------

      Net income                                   $ 3,015,000          $ 2,281,000           $10,016,000         $ 7,757,000
                                                   ===========          ===========           ===========         ===========


   Basic earnings per share                        $      0.45          $      0.42           $      1.73         $      1.43

   Diluted earnings per share                      $      0.44          $      0.41           $      1.69         $      1.41

   Average shares outstanding *                      6,763,997            5,405,759             5,781,570           5,405,703

   Average diluted shares outstanding *              6,914,441            5,507,165             5,919,675           5,503,323

   * - Adjusted for 5% stock dividend paid on February 3, 2003


Mercantile Bank Corporation
Fourth Quarter 2003 Results

                           MERCANTILE BANK CORPORATION
                        CONSOLIDATED FINANCIAL HIGHLIGHTS
                                   (Unaudited)



                                                                            QUARTERLY                           YEAR-TO-DATE
                                                    ----------------------------------------------------   -------------------------
                                                       2003        2003        2003      2003        2002
(dollars in thousands except per share data)         4TH QTR      3RD QTR     2ND QTR   1ST QTR     4TH QTR     2003      2002
                                                    --------      -------     -------   -------     -------     ----      ----
EARNINGS
   Net interest income                             $    8,949      8,057       7,511      6,794       6,603     31,311    23,654
   Provision for loan and lease losses             $      950      1,380         845        625         980      3,800     3,002
   NonInterest income                              $    1,090      1,059       1,235        977       1,004      4,361     3,053
   NonInterest expense                             $    4,917      4,764       4,361      4,029       3,464     18,071    12,781
   Net income                                      $    3,015      2,228       2,540      2,233       2,281     10,016     7,757
   Basic earnings per share                        $     0.45       0.40        0.47       0.41        0.42       1.73      1.43
   Diluted earnings per share                      $     0.44       0.39        0.46       0.40        0.41       1.69      1.41
   Average shares outstanding *                     6,763,997  5,516,702   5,421,120  5,412,521   5,405,759  5,781,570 5,405,703
   Average diluted shares outstanding *             6,914,441  5,662,342   5,545,892  5,535,167   5,507,165  5,919,675 5,503,323

PERFORMANCE RATIOS
   Return on average assets                              1.02%      0.82%       1.02%      0.97%       1.02%      0.96%     0.97%
   Return on average common equity                       9.38%     10.22%      12.36%     11.23%      11.52%     10.61%    10.30%
   Net interest margin
    (fully tax-equivalent)                               3.26%      3.19%       3.24%      3.17%       3.21%      3.22%     3.19%
   Efficiency ratio                                     48.98%     52.26%      49.86%     51.85%      45.54%     50.66%    47.86%
   Full-time equivalent employees                         161        156         147        128         117        161       117

CAPITAL
   Average equity to average assets                     10.91%      7.99%       8.22%      8.59%       8.89%      9.00%     9.45%
   Tier 1 leverage capital ratio                        12.49%     12.75%       9.86%     10.30%      10.72%     12.49%    10.72%
   Tier 1 risk-based capital ratio                      12.60%     12.69%      10.13%     10.55%      10.85%     12.60%    10.85%
   Total risk-based capital ratio                       13.84%     13.93%      11.38%     11.79%      12.10%     13.84%    12.10%
   Book value per share                            $    19.13      18.44       15.39      15.05       14.77      19.13     14.77
   Cash dividend per share                         $     0.08       0.08        0.08       0.08          NA       0.32        NA

ASSET QUALITY
   Gross loan charge-offs                          $       72         95         297        132         287        596       706
   Net loan charge-offs                            $       53         56          93        109         283        311       606
   Net loan charge-offs to average loans                 0.02%      0.02%       0.04%      0.06%       0.15%      0.04%     0.09%
   Allowance for loan and lease losses             $   14,379     13,482      12,158     11,406      10,890     14,379    10,890
   Allowance for losses to total loans                   1.39%      1.39%       1.40%      1.40%       1.41%      1.39%     1.41%
   Past due and nonaccrual loans                   $    1,785        287         495        533         796      1,785       796
   Past due and nonaccrual
    loans to total loans                                 0.17%      0.03%       0.06%      0.07%       0.10%      0.17%     0.10%
   Other real estate and repossessed assets        $        0          0           0        134         100          0       100

END OF PERIOD BALANCES
   Loans and leases                                $1,035,963    972,191     866,009    812,487     771,554  1,035,963   771,554
   Total earning assets (before allowance)         $1,157,728  1,092,171     972,963    914,109     873,160  1,157,728   873,160
   Total assets                                    $1,202,832  1,153,883   1,034,774    967,787     921,855  1,202,832   921,855
   Deposits                                        $  902,892    889,581     843,587    801,097     754,113    902,892   754,113
   Shareholders' equity                            $  130,201    122,157      83,457     81,530      79,834    130,201    79,834

AVERAGE BALANCES
   Loans and leases                                $  999,618    918,966     842,370    786,406     736,029    887,512   669,781
   Total earning assets (before allowance)         $1,115,960  1,029,203     953,851    892,660     836,809    998,616   761,341
   Total assets                                    $1,168,902  1,082,826   1,002,087    938,043     883,860  1,048,692   797,161
   Deposits                                        $  886,299    867,291     809,986    774,836     725,145    834,998   654,314
   Shareholders' equity                            $  127,511     86,510      82,410     80,606      78,590     94,366    75,305


* - Adjusted for 5% stock dividend paid on February 3, 2003